EXHIBIT 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2020 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $0.40, ADJUSTED DILUTED EARNINGS PER SHARE OF $0.57.
PRETAX INCOME OF $222 MILLION ON $539 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $310 MILLION ON $523 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 21, 2020 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.40 for the quarter ended June 30, 2020 compared to $0.43 for the same period in 2019, and adjusted diluted earnings per share of $0.57 for both this quarter and for the year-ago quarter.

Net revenues were $539 million and income before income taxes was $222 million this quarter, compared to net revenues of $413 million and income before income taxes of $225 million for the same period in 2019. Adjusted net revenues were $523 million and adjusted income before income taxes was $310 million this quarter, compared to adjusted net revenues of $488 million and adjusted income before income taxes of $300 million for the same period in 2019.

Financial Highlights

•	Commission revenue showed strong growth, increasing $98 million, or 55%, from the year-ago quarter on higher customer trading volumes within an active trading environment worldwide.

•	Net interest income decreased $63 million, or 24%, from the year-ago quarter as the average Federal Funds effective rate decreased to 0.06% from 2.40% in the year-ago quarter.

•
Other income increased $86 million from the year-ago quarter. This increase was mainly comprised of (1) $88 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which swung to a $14 million mark-to-market gain this quarter from a $74 million mark-to-market loss in the same period in 2019; and (2) $22 million related to our currency diversification strategy, which gained $16 million this quarter compared to a loss of $6 million in the same period in 2019; partially offset by (3) $18 million related to our U.S. government securities portfolio, which swung to a $13 million mark-to-market loss this quarter from a $5 million mark-to-market gain in the same period in 2019.

•
General and administrative expenses increased $106 million from the year-ago quarter, primarily due to $103 million in expenses incurred to compensate certain affected customers in connection with their losses resulting from the West Texas Intermediate Crude Oil contracts settling at a price below zero on April 20, 2020, as described below.

•	41% pretax profit margin for this quarter, down from 54% in the year-ago quarter. 59% adjusted pretax profit margin for this quarter, down from 61% in the year-ago quarter.

•	Total equity of $8.3 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on September 14, 2020 to shareholders of record as of September 1, 2020.

1 See the reconciliation of non-GAAP financial measures starting on page 11.

Business Highlights

•	Customer equity grew 33% from the year-ago quarter to $203.2 billion.
•	Customer credits increased 30% from the year-ago quarter to $71 billion.
•	Customer margin loans decreased 3% from the year-ago quarter to $24.9 billion.
•	Customer accounts increased 36% from the year-ago quarter to 876 thousand.
•	Total DARTs[2] increased 111% from the year-ago quarter to 1.75 million.
•	Cleared DARTs increased 111% from the year-ago quarter to 1.56 million.

West Texas Intermediate Crude Oil Event

On April 20, 2020 the energy markets exhibited extraordinary price activity in the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate Crude Oil contract. The price of the May 2020 physically-settled contract dropped to an unprecedented negative price of $37.63. This price was the basis for determining the settlement price for cash-settled contracts traded on the CME Globex and also for a separate, expiring cash-settled futures contract listed on the Intercontinental Exchange Europe (“ICE Europe”). Several of the Company’s customers held long positions in these CME and ICE Europe contracts, and as a result they incurred losses, including losses in excess of the equity in their accounts. The Company fulfilled the required variation margin settlements with the respective clearinghouses on behalf of its customers. The Company subsequently compensated certain affected customers in connection with their losses resulting from the contracts settling at a price below zero. As a result, the Company recognized an aggregate loss of approximately $104 million.

COVID-19 Pandemic

In March 2020, the World Health Organization recognized the outbreak of Coronavirus Disease 2019 (COVID-19) caused by a novel strain of the coronavirus as a pandemic. The pandemic affects all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of certain businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.

The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:

•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

•
As announced on April 9, 2020, the Company donated $5 million to assist efforts to provide food and support for people affected by the COVID-19 pandemic in the United States as well as to advance medical solutions.

The effects of the COVID-19 pandemic on the Company’s financial results for the second quarter of 2020 can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened during this period; and (2) lower net interest income resulting from lower benchmark interest rates and smaller aggregate margin loans extended to customers as they de-leveraged their exposures.

The impact of the COVID-19 pandemic on the Company’s future financial results could be significant but currently cannot be quantified, as it depends on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental actions in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.

2 Daily average revenue trades (DARTs) are based on customer orders.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $38 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.50%. The effects of the currency diversification strategy are reported as components of (1) Other Income ($16 million) and (2) Other Comprehensive Income ($22 million).

As a result of a periodic assessment, we have decided to reduce the number of currencies in the GLOBAL and realign the relative weights of each component to better reflect the global diversification of our business going forward. We removed the Danish krone (DKK), the Mexican peso (MXN), the Norwegian krone (NOK) and the Swedish krona (SEK). The new composition contains 10 currencies, down from 14 in the prior composition. The new composition took effect as of the close of business on June 30, 2020 and the conversion to the new targeted currency holdings took place over a short time period. The detailed component changes were disclosed with the June Monthly Brokerage Metrics on July 1, 2020. A copy of that press release is available through the Investor Relations section of the Interactive Brokers website at www.interactivebrokers.com/ir.

Regulatory Matters

The Company has provided information to FINRA, the SEC, and the CFTC concerning its historical anti-money laundering and Bank Secrecy Act practices and procedures, and these agencies have indicated that they believe that these historical practices and procedures were inadequate. The Company periodically reviews these practices and procedures to make them more robust and to respond to changing regulatory standards; and we have been enhancing and augmenting them, including hiring additional personnel, over the past several years.

We are in discussions with these agencies to settle matters arising from their reviews, and while no agreements have been finalized, we believe that such settlements will entail monetary payments and the retention of an independent consultant to review the implementation of the Company’s enhanced practices and procedures. The Company has established a reserve that it deems adequate for such settlements. The Company is also cooperating with a Department of Justice inquiry concerning these matters, and while its outcome cannot be predicted, we do not believe that this inquiry is likely to have a materially adverse effect on the Company’s financial results.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, July 21, 2020, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 24, 2020, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2017	265,501		14,835		31,282		311,618		1,246
2018	328,099	24%	21,880	47%	18,663	(40%)	368,642	18%	1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380

2Q2019	74,269		6,827		3,853		84,949		1,348
2Q2020	153,212	106%	13,752	101%	7,252	88%	174,216	105%	2,765

1Q2020	128,564		11,373		4,879		144,816		2,336
2Q2020	153,212	19%	13,752	21%	7,252	49%	174,216	20%	2,765
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	395,885		124,123		220,247,921
2018	408,406	3%	151,762	22%	210,257,186	(5%)
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)

2Q2019	96,007		32,424		42,995,205
2Q2020	151,665	58%	43,393	34%	67,637,445	57%

1Q2020	138,206		49,204		62,298,036
2Q2020	151,665	10%	43,393	(12%)	67,637,445	9%
ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	293,860		118,427		213,108,299
2018	358,852	22%	148,485	25%	198,909,375	(7%)
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)

2Q2019	85,999		31,803		40,396,674
2Q2020	140,787	64%	42,582	34%	65,818,295	63%

1Q2020	128,842		48,437		59,897,045
2Q2020	140,787	9%	42,582	(12%)	65,818,295	10%
CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	253,304		116,858		209,435,662
2018	313,795	24%	146,806	26%	194,012,882	(7%)
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)

2Q2019	71,524		31,564		39,086,399
2Q2020	124,010	73%	42,259	34%	62,937,898	61%

1Q2020	112,916		47,979		57,653,853
2Q2020	124,010	10%	42,259	(12%)	62,937,898	9%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	102,025		5,696		7,139,622
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)

2Q2019	10,008		621		2,598,531
2Q2020	10,878	9%	811	31%	1,819,150	(30%)

1Q2020	9,364		767		2,400,991
2Q2020	10,878	16%	811	6%	1,819,150	(24%)

[1]	Includes options on futures.

CUSTOMER STATISTICS
Year over Year	2Q2020	2Q2019	% Change
Total Accounts (in thousands)	876	645	36%
Customer Equity (in billions)[1]	$203.2	$153.1	33%

Cleared DARTs (in thousands)	1,558	740	111%
Total Customer DARTs (in thousands)	1,746	828	111%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.81	$3.68	(24%)
Cleared Avg. DARTs per Account (Annualized)	480	293	64%
Net Revenue per Avg. Account (Annualized)	$2,442	$2,863	(15%)

Consecutive Quarters	2Q2020	1Q2020	% Change
Total Accounts (in thousands)	876	760	15%
Customer Equity (in billions)[1]	$203.2	$160.7	26%

Cleared DARTs (in thousands)	1,558	1,301	20%
Total Customer DARTs (in thousands)	1,746	1,454	20%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.81	$3.30	(15%)
Cleared Avg. DARTs per Account (Annualized)	480	453	6%
Net Revenue per Avg. Account (Annualized)	$2,442	$3,069	(20%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in millions)
Average interest-earning assets
Segregated cash and securities	$45,463	$27,313	$38,978	$26,452
Customer margin loans	22,751	26,184	25,614	25,929
Securities borrowed	4,911	3,991	4,420	3,840
Other interest-earning assets	5,157	5,105	5,501	5,095
FDIC sweeps[1]	2,990	2,012	2,745	1,924
	$81,272	$64,605	$77,258	$63,240

Average interest-bearing liabilities
Customer credit balances	$66,673	$51,777	$62,564	$50,838
Securities loaned	4,972	4,131	4,852	3,913
Other interest-bearing liabilities	43	19	375	15
	$71,688	$55,927	$67,791	$54,766

Net interest income
Segregated cash and securities, net	$39	$145	$145	$281
Customer margin loans[2]	65	188	204	362
Securities borrowed and loaned, net	80	48	142	100
Customer credit balances, net[2]	6	(147)	(63)	(284)
Other net interest income1/3	11	33	37	63
Net interest income[3]	$201	$267	$465	$522

Net interest margin ("NIM")	0.99%	1.66%	1.21%	1.66%

Annualized yields
Segregated cash and securities	0.34%	2.13%	0.75%	2.14%
Customer margin loans	1.15%	2.88%	1.60%	2.82%
Customer credit balances	-0.04%	1.14%	0.20%	1.13%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income.  For the three and six months ended June 30, 2020 and 2019, $4 million, $3 million, $8 million, and $6 million were reported in other fees and services, respectively. For the three and six months ended June 30, 2020 and 2019, $1 million, $5 million, $5 million, and $11 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in millions, except share and per share data)
Revenues:
Commissions	$276	$178	$545	$351
Other fees and services1/2	40	35	78	70
Other income (loss)1/3	27	(59)	(4)	45
Total non-interest income	343	154	619	466

Interest income	244	432	613	840
Interest expense	(48)	(173)	(161)	(335)
Total net interest income	196	259	452	505

Total net revenues	539	413	1,071	971

Non-interest expenses:
Execution, clearing and distribution fees	76	63	153	124
Employee compensation and benefits	82	75	162	146
Occupancy, depreciation and amortization	17	14	34	28
Communications	7	6	13	12
General and administrative	132	26	169	50
Customer bad debt	3	4	10	47
Total non-interest expenses	317	188	541	407

Income before income taxes	222	225	530	564
Income tax expense	15	15	33	30

Net income	207	210	497	534
Net income attributable to noncontrolling interests	175	178	419	453

Net income available for common stockholders	$32	$32	$78	$81

Earnings per share:
Basic	$0.41	$0.43	$1.01	$1.08
Diluted	$0.40	$0.43	$1.00	$1.07

Weighted average common shares outstanding:
Basic	77,357,609	75,868,349	77,054,388	75,486,825
Diluted	78,031,462	76,594,934	77,799,963	76,288,342

[1]
In the first quarter of 2020, we changed the presentation of our consolidated statements of income to better align with our business strategy. Previously reported amounts have been adjusted to conform with the new presentation.

[2]	Includes market data fees, account activity fees, risk exposure fees, order flow income from options exchange mandated programs, and revenues from other fees and services.

[3]
Includes gains (losses) from principal transactions; the impact of our currency diversification strategy; gains (losses) from our equity method investments, other revenue not directly attributable to our core business offerings.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$32	$32	$78	$81
Other comprehensive income:
Cumulative translation adjustment, before income taxes	4	4	(3)	3
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	4	4	(3)	3
Comprehensive income available for common stockholders	$36	$36	$75	$84

Comprehensive earnings per share:
Basic	$0.46	$0.47	$0.97	$1.11
Diluted	$0.46	$0.46	$0.96	$1.10

Weighted average common shares outstanding:
Basic	77,357,609	75,868,349	77,054,388	75,486,825
Diluted	78,031,462	76,594,934	77,799,963	76,288,342

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$175	$178	$419	$453
Other comprehensive income - cumulative translation adjustment	18	12	(13)	11
Comprehensive income attributable to noncontrolling interests	$193	$190	$406	$464

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			June 30, 2020	December 31, 2019
			(in millions)
Assets
Cash and cash equivalents			$3,115	$2,882
Cash - segregated for regulatory purposes			12,684	9,400
Securities - segregated for regulatory purposes			33,450	17,824
Securities borrowed			4,836	3,916
Securities purchased under agreements to resell			1,367	3,111
Financial instruments owned, at fair value			889	1,916
Receivables from customers, net of allowance for doubtful accounts			25,678	31,304
Receivables from brokers, dealers and clearing organizations			1,395	685
Other assets			551	638

Total assets			$83,965	$71,676

Liabilities and equity

Liabilities
Short-term borrowings			$139	$16
Securities loaned			5,856	4,410
Securities sold under agreements to repurchase			-	1,909
Financial instruments sold but not yet purchased, at fair value			234	457
Other payables:
Customers			68,796	56,248
Brokers, dealers and clearing organizations			218	220
Other payables			468	476
			69,482	56,944

Total liabilities			75,711	63,736

Equity
Stockholders' equity			1,538	1,452
Noncontrolling interests			6,716	6,488
Total equity			8,254	7,940

Total liabilities and equity			$83,965	$71,676

	June 30, 2020		December 31, 2019
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	78,057,622	18.7%	76,759,595	18.5%
Noncontrolling interests (IBG Holdings LLC)	338,670,642	81.3%	338,670,642	81.5%

Total IBG LLC membership interests	416,728,264	100.0%	415,430,237	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$539	$413	$1,071	$971

Non-GAAP adjustments
Currency diversification strategy, net	(16)	6	33	25
Mark-to-market on investments[2]	-	69	-	(40)
Total non-GAAP adjustments	(16)	75	33	(15)
Adjusted net revenues	$523	$488	$1,104	$956

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$222	$225	$530	$564

Non-GAAP adjustments
Currency diversification strategy, net	(16)	6	33	25
Mark-to-market on investments[2]	-	69	-	(40)
Customer compensation expense[3]	103	-	103	-
Bad debt expense[4]	1	-	1	42
Total non-GAAP adjustments	88	75	137	27
Adjusted income before income taxes	$310	$300	$667	$591

Adjusted pre-tax profit margin	59%	61%	60%	62%

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$32	$32	$78	$81

Non-GAAP adjustments
Currency diversification strategy, net	(3)	1	6	5
Mark-to-market on investments[2]	(0)	13	0	(7)
Customer compensation expense[3]	19	-	19	-
Bad debt expense[4]	0	(0)	0	8
Income tax effect of above adjustments[5]	(4)	(3)	(5)	(1)
Total non-GAAP adjustments	12	11	20	4
Adjusted net income available for common stockholders	$44	$43	$98	$85
Note: Amounts may not add due to rounding.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.40	$0.43	$1.00	$1.07

Non-GAAP adjustments
Currency diversification strategy, net	(0.04)	0.01	0.08	0.06
Mark-to-market on investments[2]	(0.00)	0.16	0.00	(0.10)
Customer compensation expense[3]	0.25	0.00	0.24	0.00
Bad debt expense[4]	0.00	(0.00)	0.00	0.10
Income tax effect of above adjustments	(0.05)	(0.04)	(0.07)	(0.01)
Total non-GAAP adjustments	0.16	0.14	0.26	0.05
Adjusted diluted EPS	$0.57	$0.57	$1.26	$1.12

Diluted weighted average common shares outstanding	78,031,462	76,594,934	77,799,963	76,288,342
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments, customer compensation expenses[3] and unusual bad debt expense[4].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects of our GLOBAL currency diversification strategy, the mark-to-market on investments, customer compensation expenses, and unusual bad debt expense attributable to IBG, Inc.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments and unusual bad debt expense are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
 2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans described below.

 3 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses resulting from the West Texas Intermediate Crude Oil contracts settling at a price below zero on April 20, 2020, as described above.
 4 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the six months ending June 30, 2019, unusual bad debt expense reflects losses recognized on margin lending to a small number of our brokerage customers that had taken relatively large positions in a security listed on a major U.S. exchange, which lost a substantial amount of its value in a very short timeframe. For the three and six months ended June 30, 2020, unusual bad debt expense reflects losses incurred by futures customers in excess of the equity in their accounts, related the West Texas Intermediate Crude Oil event described above.
 5 The income tax effect is estimated using the corporate income tax rates applicable to the Company.